Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nordicus Partners Corporation, a Delaware corporation (the “Company”), on Form 10-K for the fiscal year ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Henrik Rouf, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2023

/s/ Henrik Rouf
Henrik Rouf
Chief Executive Officer

In connection with the Annual Report of Nordicus Partners Corporation, a Delaware corporation (the “Company”), on Form 10-K for the fiscal year ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bennett J. Yankowitz, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2023

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Financial Officer

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.